EXHIBIT 10.20


                            CREDIT FACILITY AGREEMENT

     THIS CREDIT FACILITY AGREEMENT (the "Agreement"), is made and entered into as of July 12th, 2000 by and between ASPI EUROPE, INC., a Florida Corporation ("ASPI"), and ATLANTIC TRUST, a Trust set up under the laws of Bermuda ("ATLANTIC").

                                    RECITALS

     WHEREAS, ATLANTIC has agreed to provide ASPI with a loan facility of One Hundred Thousand United States Dollars (US$100,000) on the terms and conditions set forth herein and in the exhibits hereto.

     WHEREAS, the parties have agreed that the Maturity Date for all credit extended by ATLANTIC be the 31st of July, 2001.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, ATLANTIC and ASPI hereby agree as follows:

1.   Credit Facility; Use of Proceeds.

     1.1 Subject to the terms and conditions of this Agreement, ATLANTIC hereby agrees to immediately advance One Hundred Thousand United States Dollars (US$100,000) to ASPI.

     1.2 ASPI may, from time to time, prior to the Maturity Date, partially or wholly repay all advances.

     1.3 The Advances shall be used by ASPI for working capital purposes and current payables.

2. Interest Rate and Fees. Interest and fees shall accrue and be payable on all Advances as set forth in the Note.

3.   Collateral. This Agreement is not collateralized.

4.   Representations and Warranties of ASPI.

     As a material inducement to ATLANTIC to enter into and execute this Agreement and to perform its covenants, agreements, duties and obligations hereunder, and in consideration therefor, ASPI hereby makes the following representations and warranties, each of which (a) is material and is being relied upon by ATLANTIC as a material inducement to enter into this Agreement and (b) is true at and as of the date hereof.

     4.1 Authority. ASPI has full power and authority to enter into and perform its obligations set forth in this Agreement and to borrow and repay Advances under this Agreement.

     4.2 Compliance with Laws, etc. The execution and delivery of this Agreement does not and will not violate any requirement of law or any contractual obligation of ASPI.

     4.3 Defaults. ASPI is not currently in default of any contractual obligation which would have a material adverse effect on ASPI's business, assets or financial condition.

     4.4 Litigation. There is no litigation, arbitration or other proceedings taking place, pending or to the knowledge of ASPI threatened against ASPI or any of its assets which questions the validity of this Agreement or the right of ASPI to enter into it or to consummate the transactions contemplated hereby.

     4.5 Disclosures. To the best of ASPI's knowledge, the information contained in the covenants, agreements, representations and warranties of ASPI in this Agreement, as contemplated hereby (i) does not contain or will not contain any untrue statement of a material fact, or (ii) does not omit or will not omit a material fact necessary to make the statements contained herein or therein not misleading.

     4.6 Material Adverse Change. Except as otherwise disclosed to ATLANTIC, there has been no Event of Default (as defined in Section 6.1) and no change or changes in the operations, management, business or prospects of ASPI which, either individually or in the aggregate, has had or may have, a material adverse effect on ASPI and its subsidiaries, taken as a whole (a "Material Adverse Change").

5. Covenants of ASPI. ASPI covenants and agrees with ATLANTIC that during the term of this Agreement, unless otherwise consented to in writing by ATLANTIC, ASPI shall:

     5.1 Operation in the Ordinary Course. Operate and conduct its business within the normal course of business, and use reasonable efforts to maintain its business and properties, maintain insurance in accordance with current policies, and operate in accordance with all contractual obligations and requirements of law to protect and preserve the value of ATLANTIC.

     5.2 Minimize Advances. Limit its Advances pursuant to the Note to funds necessary to meet cash flow requirements, to the extent that the business strategy of ASPI, as discussed with ATLANTIC, would not be comprised.

     5.3 Cooperation in Fundraising. Will execute and deliver such instruments, documents and further assurances as ATLANTIC from time to time may reasonably request in connection with raising capital for ASPI.

     5.4 Inspection Rights. ASPI shall permit any authorized representative designated by ATLANTIC, at ATLANTIC's expense, to visit and inspect any of the properties of the ASPI or any of its subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers or employees all at such reasonable times and as often as may be reasonably requested; provided that such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the ASPI or any of its subsidiaries.

     5.5 Notification. ASPI shall promptly (but in no event more than five (5) days following the occurrence of any such event or matter) notify ATLANTIC of (i) the occurrence of any Material Adverse Change or any "Event of Default" (as defined in Section 6.1), or any condition, event or act which with the giving of notice or the passage of time (or both) would constitute an Event of Default; (ii) any change in the name, organizational structure or control of ASPI; (iii) the occurrence of any uninsured or partially insured loss through fire, theft, liability or property damage in excess of $100,000; or (iv) any suit or other proceeding where the amount sought to be recovered by the complaining party exceeds $100,000, or where one or more of the allegations against ASPI or any of



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

          its officers, directors or employees involves fraud or potential criminal liability on the part of any such persons or entities.

     5.6 Use of Proceeds. ASPI shall use the funds for working capital purposes.

6.   Events of Default; Remedies.

     6.1 Event of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement: (a) ASPI shall fail to pay when due any principal, interest, fees or other amounts payable under or shall fail to observe or perform any obligation, duty or other covenant contained in this Agreement, or any representation or warranty of ASPI under any Loan Document or any exhibit hereto shall prove at any time to be incorrect in any significant respect (provided that ASPI shall be provided a ten (10) day grace period not more often than twice during any 12 month period with respect to the failure to make any payment required hereunder);
          (b) ASPI shall be in default under the terms of any other material agreement, contract or instrument to which it shall be a party, which default shall have a material adverse impact on ASPI; (c) ASPI shall dissolve and wind-up its business affairs or shall otherwise discontinue or substantially wind down its business operations; shall become insolvent; shall suffer, consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of or for itself or for any of its property; shall generally fail to pay its debts as they become due or make a general a assignment for the benefit of creditors; shall file a voluntary petition in bankruptcy or seek a reorganization in order to effect a plan or other arrangement with creditors or seek any other relief under the insolvency or bankruptcy laws of any country, as amended (the "Bankruptcy Law"), or any state law, whether now or hereafter in effect; shall be adjudicated bankrupt; or shall have entered against it any order for relief under the Bankruptcy Law or any such state law, or shall have filed against it, an involuntary petition pursuant to the Bankruptcy Law or any such state law, and in each such case the same shall not be dismissed or discharged within sixty (60) days following the entry of such order or filing; (d) any of the agreements attached as exhibits hereto shall be in whole or in material part unenforceable; or (e) there shall exist or occur any event or condition which impairs or is substantially likely to impair ASPI's ability to repay in a prompt and timely fashion all principal and accrued interest under this Agreement, and/or ASPI's ability to perform in a timely manner all duties and obligations hereunder in strict accordance with the terms hereof.

     6.2 Remedies. Upon the occurrence of an Event of Default, ATLANTIC shall furnish written notice to ASPI, specifying the Event of Default. If ASPI shall not have cured such alleged Default within ten (10) days in the event of a failure to make any payment due hereunder or within twenty (20) calendar days in the event of any other Event of Default, then, at ATLANTIC's option and notwithstanding anything else in this Agreement to the contrary, (a) all unpaid and outstanding principal and accrued interest under the Note shall become immediately due and payable without notice, presentment, demand, protest or notice of dishonor, all of which are expressly waived by ASPI; (b) the obligation of ATLANTIC to make any further Advances shall immediately cease and terminate; and (c) ATLANTIC shall have all rights, powers and remedies available under this Agreement or as otherwise provided by law, all of which rights, powers and remedies may be exercised at any time, or from time to time, by ATLANTIC following such occurrence. All such rights, powers and remedies of ATLANTIC are cumulative and not exclusive and shall be in addition to any and all other rights, powers and remedies provided by law or equity.

7. Conditions to the Obligations of ATLANTIC to Make Advance. The obligation of ATLANTIC to make the first advance hereunder shall be subject to the satisfaction of the conditions set forth in this Section 8, unless waived by ATLANTIC.

     7.1 Accuracy of Representations and Warranties of ASPI and Related Certificate. The representations and warranties of ASPI shall be true and correct as of the date Advance is made (an "Advance Date") as though made on and as of such date, ASPI shall have performed all obligations and complied with all covenants required to be performed or to be complied with by ASPI under this Agreement on or prior to each Advance Date.

     7.2 No Pending or Threatened Legal Action. No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding or investigation by any governmental organization shall be pending or threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, the consummation of any of the transactions contemplated hereby or the operation by ASPI of its business as now conducted or as presently proposed to be conducted.

     7.3 Proceedings and Documents. All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to ATLANTIC and its counsel.

     7.4 No Material Adverse Change. There shall have been no Material Adverse Change.

8.   Extension.

     8.1 Extension. This Agreement may be extended by further written agreement of the parties.

     8.2 Automatic. This Agreement will automatically terminate upon the occurrence of an Event of Default as set forth in Section 6.2. Notwithstanding anything else in this Agreement to the contrary, upon automatic termination hereunder, all unpaid and outstanding principal and accrued interest under the Note shall become immediately due and payable without notice.

9.   Indemnification.

     9.1 Indemnification. ASPI hereby indemnifies ATLANTIC and/or its Affiliates, (collectively the "ATLANTIC Indemnified Parties" and each individually an "ATLANTIC Indemnified Party") against, and agrees to hold the ATLANTIC Indemnified Parties harmless from, and to defend the ATLANTIC Indemnified Parties against, any and all damages (as defined below) incurred or suffered by the ATLANTIC Indemnified Parties arising out of any misrepresentation, inaccuracy or ATLANTIC on in any representation or warranty made by ASPI under this Agreement. Promptly after receipt by an ATLANTIC Indemnified Party of notice of the commencement of any action such party will, if a claim in respect thereof is to be made against an ATLANTIC Indemnified Party under this
          Section 9, notify ASPI in writing of the commencement thereof. In case any such action is brought against an ATLANTIC Indemnified Party and such ATLANTIC Indemnified Party notifies ASPI of the commencement thereof, ASPI will be entitled to participate therein.

     9.2 Cumulative Remedy. The indemnity provided by this Section 10 is in addition to any other rights or remedies which the ATLANTIC Indemnified Parties or their successors or assigns may have at law or in equity on account of, or with respect to, any of the matters covered by this Section 10, or



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

          any other Section based upon any other representations, warranties or covenants or agreements set forth in this Agreement.

10.  Definitions.

     10.1 "Affiliate" means, with respect to any Person: (A) any Person who is an "affiliate" of such Person as defined in Rule 12b-2 of the United States Securities Exchange Commission under the United States Securities and Exchange Act of 1934, as amended, (B) any Person who is a director, officer or partner or holds a similar position with any entity in which such Person has a 10% or greater equity or profit interest, and (C) any family member of a person referred to in (A) or
          (B).

     10.2 "Contractual Obligation" means, in respect of any Person, any agreement or instrument, written or oral, to which such Person is a party or by which it or any of its properties or assets are bound, including, without limitation, (i) any charter, bylaw, trust instrument, indenture or evidence of indebtedness and (ii) any lease, contract, guarantee, indemnity or other obligation or commitment either by the Person or by any other person which relates to the property, assets, obligations or commitments of the Person.

     10.3 "Damages" as used herein shall mean any and all claims, actions, demands, losses, costs, expenses, liabilities, damages and recoveries to the full amount of the actual damage occasioned by each deficiency, misrepresentation, inaccuracy, omission or breach in each case including interest, penalties or other damage (including, without limitation, reasonable attorneys' fees and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or of enforcing this indemnity).

     10.4 "Person"  means  any  individual,   corporation,   partnership,  joint
          venture, trust, estate, unincorporated organization, Government or Governmental body.

11. Notices. All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given, upon receipt, if delivered personally or via fax, or ten business days after deposit in the mail, if mailed, first class with postage prepaid (confirmed by telex if the addressee is in a country other than that of the sender) to the parties at the following addresses:

         If to ASP:
                  ASPI EUROPE, INC.
                  Attention: Patrick McGrath
                  Two Union Square
                  601 Union Square, Suite 4200
                  Seattle, WA 98101

         If to the ATLANTIC:
                  ATLANTIC TRUST
                  Attention: David Craven
                  P.O. Box 691
                  1215 Geneva 15
                  Switzerland



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

     Any of the parties hereto may, from time to time, change its address for receiving notices by giving written notice thereof in the manner outlined above.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Entire Agreement. This Agreement and the other agreements entered into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

15. Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Sate of Washington applicable to Agreements to be entered into and entirely performed within such jurisdiction.

17. Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

18. Costs and Attorneys' Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

19. Further Assurances, etc. From the date hereof, the parties will cooperate with one another in order to effectuate the transactions contemplated hereby and, in that regard, will execute and deliver such instruments, documents and further assurances as the other party from time to time may reasonably request.

20. Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by ATLANTIC and ASPI. 1.

21. Assignment. Neither this Agreement nor any right pursuing hereto or interest herein shall be assignable by either of the parties hereto without the prior written consent of the other party hereto.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.




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

                                            ASPI EUROPE, INC.


                                            By: /s/ Damon Poole
                                                -------------------------------

                                            ATLANTIC TRUST

                                            By: /s/ David Craven
                                                -------------------------------











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

                                    EXHIBITS

                  Exhibit A                          Promissory Note

                                    EXHIBIT A

                                 PROMISSORY NOTE

US$100,000                                                        July 12, 2000


         In consideration of such loan or advance ("Advance") as ATLANTIC TRUST, a Trust set up under the laws of Bermuda ("ATLANTIC"), makes hereon to or for the benefit or at the request of ASPI EUROPE, INC., a Florida corporation (the "Maker"), the Maker hereby promises to pay on or before July 31, 2001 (the "Maturity Date") to ATLANTIC, or order (the "Holder"), in lawful money of the United States of America, all Advances, plus interest thereon, at the rate hereinafter provided.

     The unpaid principal balance hereon is One Hundred Thousand United States Dollars $100,000 ("Principal Amount").

     Interest on this note shall accrue at a per annum rate of ten percent (10%) and will be payable semi-annually at January 31, 2001 and at the Maturity Date. The outstanding principal amount of this Note, together with unpaid accrued interest thereon, shall be due and payable in full on or before the Maturity Date.

     This Note shall, at the option of the Holder, become immediately due and payable, without notice or demand, and ATLANTIC 's obligation to make advances to the Maker shall, without notice or demand, terminate, upon an Event of Default or as otherwise provided in the Credit Facility Agreement.

     The Maker may, from time to time, prepay this Note either in full or in part, without penalty.

     The Maker and all endorsers and guarantors hereof, if any, severally waive diligence and the right to plead any statute of limitations, presentment, grace, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note, and notice of intention to accelerate the maturity date, and any and all moratorium, appraisement, exemption and homestead rights now provided or which may hereafter be provided by any federal or state statute both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof. The Maker, and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable with respect to the obligations evidenced by this Note. No delay or omission on the part of the Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed to constitute the waiver of the same or of any other right on any future occasion. Time is of the essence of each and every provision herein.

     Upon failure of the Maker to perform or to pay, in full, any obligation of the Maker under this Note, or any instrument securing this Note, as and when such performance or payment shall become due, then at the option of the Holder, upon demand but without any advance notice being required, the principal balance of this Note together with all accrued interest thereon, plus all other amounts payable at the time of such demand pursuant to this Note, or any instrument securing this Note, shall become immediately due and payable in full or as to any portion designated by the Holder. Failure to exercise the foregoing option (or any other right or remedy provided herein in any instrument securing this Note, or at law) upon any default of the Maker shall not constitute waiver of the right to exercise the same or any other option, right, or remedy at any subsequent time in respect of the same event or any other event of default, and the Maker and each endorser and each guarantor hereof hereby expressly waive the benefit of every statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

     The acceptance by the Holder of any payment hereunder which is less than payment in full of any amount due and payable by the time of such payment shall not constitute a waiver of the right to exercise any option, right, or remedy at that time or at any subsequent time, nor shall it nullify any prior exercise of any such option, right, or remedy without the express written consent of the Holder.

     All agreements between the Maker and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of payment of extension or loan or commitment fees, of advancement of proceeds, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the principal amount hereof exceed the maximum legal rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any instrument securing this Note, at the time performance of such provision shall be due, shall involve transcending the maximum legal rate of interest prescribed by law which a court of competent jurisdiction may deem applicable hereto or thereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such maximum rate, and if from any circumstance the Holder shall ever receive as interest an amount which would exceed said maximum legal rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; to the extent that such excessive amount exceeds the unpaid principal balance hereon, the Holder shall refund it to the Maker. In determining whether excessive interest would be charged hereon, to the extent permitted by applicable law all sums paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced hereby outstanding from time to time shall be prorated, amortized, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the unpaid principal sum so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

     The Maker and the Holder intend that all of the provisions hereof shall be valid and enforceable as specifically set forth herein. If any provision hereof is declared to be invalid or unenforceable, it is the intention of the Maker and the Holder that the remainder of this document, or, if applicable, the remainder of the invalid or unenforceable clause, sentence, or paragraph, shall be valid and enforced to the fullest extent permitted.

     The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Holder in enforcing the obligations of the Maker under this Note.

     Subject to and upon compliance with the provisions hereof, the Holder of the Promissory Note shall have the right, at such Holder's option, at any time prior to notice of prepayment, to convert all or any part of the principal amount, and related accrued interest, of such Promissory Note into Common Stock at the price of 80% of the closing market value of the Common Stock on the day the Company receives notification of conversion. For twelve months following conversion, the Holder will be notified not later than thirty (30) days prior to an anticipated filing with the Securities and Exchange Commission of a registration statement, excluding a Form S-8. Subject to any restriction imposed by any underwriter of such offering, the Holder will have the opportunity to be included in such registration statements equal to the amount of Common Stock issued upon conversion.

     This Note may not be changed orally but only by an agreement in writing signed by the party against whom such change is sought to be enforced.

     IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first above written.

                                        ASPI EUROPE, INC.


                                        By: /s/ Damon Poole
                                            -----------------------------------

                                        Title: Chief Executive Officer

                                        ATLANTIC TRUST


                                        By: /s/David Craven
                                            -----------------------------------
                                        Title: Trustee